SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

Lexar Media, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 6, 2003

To our stockholders:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Lexar Media, Inc. to be held at the Fremont Marriott, 46100 Landing Parkway, Fremont, California on Thursday, June 5, 2003 at 10:00 a.m., local time.

The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Please use this opportunity to take part in Lexar Media’s affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We hope to see you at the meeting.

Sincerely,

Eric B. Stang

President, Chief Executive Officer and

Chairman of the Board Directors

Lexar Media, Inc.

47421 Bayside Parkway

Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

The 2003 Annual Meeting of Stockholders of Lexar Media, Inc. will be held at the Fremont Marriott, 46100 Landing Parkway, Fremont, California on Thursday, June 5, 2003 at 10:00 a.m., local time.

At the meeting, you will be asked to consider and vote upon the following matters:

1.    The election of two Class III directors, each for a term of three years and until his successor has been elected and qualified or until his earlier resignation, death or removal. At the meeting, our board of directors intends to present the following nominees for election as Class III directors:

Petro Estakhri

Robert Hinckley

2.    A proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003.

3.    To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

These items of business are more fully described in the attached proxy statement. Only stockholders of record at the close of business on April 11, 2003 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

Eric S. Whitaker

Vice President, General Counsel and Secretary

Fremont, California

May 6, 2003

Whether or not you plan to attend the meeting in person, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

Lexar Media, Inc.

47421 Bayside Parkway

Fremont, California 94538

PROXY STATEMENT

May 6, 2003

The accompanying proxy is solicited on behalf of the board of directors of Lexar Media, Inc., a Delaware corporation, for use at the 2003 Annual Meeting of Stockholders to be held at the Fremont Marriott, 46100 Landing Parkway, Fremont, California on Thursday, June 5, 2003 at 10:00 a.m., local time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about May 6, 2003. Our annual report, which contains our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, is enclosed with this proxy statement.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 11, 2003 will be entitled to vote at the meeting. At the close of business on the record date, we had approximately 66,844,342 shares of common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

Voting Rights; Required Vote

Stockholders are entitled to one vote for each share held as of the record date. The Class III directors will be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, which means that the two nominees receiving the highest number of “for” votes will be elected. Negative votes will not affect the outcome of the election of directors.

Approval of proposal No. 2 ratifying the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003 requires the affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting and are voted for or against the proposal.

The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal.

Effect of Abstentions

If stockholders indicate on their proxy that they wish to abstain from voting, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals.

Effect of “Broker Non-Votes”

If a stockholder does not give a proxy to its broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against certain “routine” matters, such as all of the proposals to be voted on at the Annual Meeting. If a broker votes shares that are unvoted by its customers for or against a proposal, these shares are considered present and entitled to vote at the Annual

Meeting. These shares will count toward determining whether or not a quorum is present. These shares will also be taken into account in determining the outcome of all of the proposals.

Voting of Proxies

The proxy sent with this proxy statement is solicited on behalf of our board of directors. We ask all stockholders to complete, date and sign the proxy and promptly return it in the enclosed envelope or otherwise mail it to Lexar Media. All signed, returned proxies that are not revoked will be voted in accordance with the instructions in the proxy. Returned signed proxies that give no instructions as to how they should be voted on a particular proposal will be counted as votes “for” that proposal. In the case of the election of the Class III directors, proxies that give no instructions as to how they should be voted will be counted as voted “for” the election to the board of each of the nominees presented by the board.

Adjournment of Meeting

If a quorum is not present in order to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies for the meeting. After the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph, facsimile, email or in person. After the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

A stockholder may revoke a proxy at any time before it is voted. A proxy may be revoked by signing and returning a proxy with a later date, by delivering a written notice of revocation to us stating that the proxy is revoked or by attending the meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors. Upon completion of the annual meeting, our board of directors will consist of seven directors. The board is divided into three classes that serve staggered three-year terms. A director serves in office until his successor is elected and qualified or until his earlier resignation, death or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Two Class III directors are to be elected at the meeting for a three-year term ending in 2006. The board has nominated Petro Estakhri and Robert Hinckley for reelection as the Class III directors. John H. Reimer, our former Chairman, will not stand for reelection as a Class III director, and his term will expire at the annual meeting. Shares represented by the accompanying proxy will be voted “for” the election of the two nominees recommended by the board unless the proxy is marked to withhold authority to vote. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a director.

Directors/Nominees

The table below presents information about the nominees as of the date of this proxy statement.

Name of Director	Age	Principal Occupation	Director Since
Petro Estakhri	45	Chief Technology Officer and Executive Vice President, Engineering of Lexar Media	1997

Robert Hinckley	55	Consultant and adviser	2003

The table below presents information about each director whose term of office continues after the meeting.

Name of Director	Age	Principal Occupation	Term Expires
John A. Rollwagen	62	Business and investment advisor	2004

Mary Tripsas	41	Assistant Professor at the Harvard Business School	2004

William T. Dodds	55	Vice President of The Woodbridge Company Limited; Vice President and Secretary of Thomvest Holdings Inc.	2005

Brian D. Jacobs	41	General partner of Emergence Capital Partners	2005

Eric B. Stang	43	President, Chief Executive Officer and Chairman of the board of directors of Lexar Media	2005

Petro Estakhri has served as our Chief Technology Officer since April 1999 and as our Executive Vice President, Engineering since August 1997. Mr. Estakhri has served as a member of our board of directors since August 1997, and was the Chairman of our board of directors from August 1997 to July 2001. Mr. Estakhri also served as our Vice President, Systems from September 1996 to August 1997. From January 1993 to August 1996, Mr. Estakhri served as the Senior Director of Solid State Controller Engineering at Cirrus Logic, Inc., a supplier of analog and mixed-signal chip solutions. Mr. Estakhri is a co-author of many patents related to magnetic media, flash storage controller and systems architecture. Mr. Estakhri holds a B.S. and an M.S. in electrical and computer engineering from the University of California at Davis.

Robert Hinckley has served as a member of our board of directors since April 2003. Since October 2001, Mr. Hinckley has been independently employed. From September 1999 to October 2001, Mr. Hinckley served as an adviser to Xilinx, Inc., a supplier of programmable logic solutions. From November 1991 to September 1999, Mr. Hinckley was Vice President, Strategic Plans and Programs, General Counsel and Secretary of Xilinx. Mr. Hinckley holds a B.S. from the U.S. Naval Academy and a J.D. from Tulane University Law School.

John A. Rollwagen has served as a member of our board of directors since February 1998. Since 1993, Mr. Rollwagen has served as a business and investment advisor. In addition, since October 2000, Mr. Rollwagen has served as a principal of Quatris Fund, an early stage venture fund. From May 1993 to December 1999, Mr. Rollwagen was a venture partner with St. Paul Venture Capital, Inc. From 1981 to January 1993, Mr. Rollwagen served as the Chairman and Chief Executive Officer of Cray Research, Inc., a worldwide supplier of supercomputers. Mr. Rollwagen was a founding member of the Computer Systems Policy Project, an organization of chief executive officers of 12 leading computer systems companies in the United States that was created to identify and advocate industry positions on trade and technology policy. Mr. Rollwagen also serves on the boards of directors of Computer Network Technology Corporation, a supplier of computer networking hardware and software, and PartnerRe Ltd., an international reinsurance company. Mr. Rollwagen holds a B.S. in electrical engineering from the Massachusetts Institute of Technology and an M.B.A. from the Harvard Business School.

Mary Tripsas has served as a member of our board of directors since April 2003. Since July 1999, Ms. Tripsas has been an Assistant Professor of Business Administration at the Harvard Business School. From July 1995 to June 1996, Ms. Tripsas was a lecturer, and from July 1996 to June 1999, an Assistant Professor of Management at the Wharton School at the University of Pennsylvania. Ms. Tripsas holds a B.S. from the University of Illinois at Urbana, an M.B.A. from the Harvard Business School and a Ph.D. from the MIT Sloan School of Management.

William T. Dodds has served as a member of our board of directors since February 1998. Since February 1980, Mr. Dodds has been a Vice President of The Woodbridge Company Limited, a Toronto, Canada based holding company. The Woodbridge Company Limited owns a majority interest in The Thomson Corporation, an information publishing company. Mr. Dodds is also Vice President and Secretary of Thomvest Holdings Inc., a venture capital firm. Mr. Dodds also serves on the boards of directors of Certicom Corporation, a provider of encryption technology for computing and communication applications, and several private companies. Mr. Dodds holds a B.A. in economics from the University of Waterloo and has a Canadian Chartered Accountant’s Designation.

Brian D. Jacobs has served as a member of our board of directors since February 1998. Since January 2003, Mr. Jacobs has been a general partner of Emergence Capital Partners, a venture capital firm. Previously, from 1992 until December 2002, Mr. Jacobs was a general partner and Executive Vice President of St. Paul Venture Capital, Inc., a venture capital firm. Mr. Jacobs serves on the boards of directors of several private companies. Mr. Jacobs hold a B.S. and an M.S. in mechanical engineering from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

Eric B. Stang has served as the Chairman of our board of directors since April 2003, as President and Chief Executive Officer since July 2001 and as a member of our board of directors since January 2000. Mr. Stang previously served as our Chief Operating Officer from the time he joined us in November 1999 until July 2001. From June 1998 to November 1999, Mr. Stang was Vice President and General Manager of the Radiation Therapy Products Division of ADAC Laboratories, a medical equipment and software company. From April 1990 to May 1998, he worked for Raychem Corporation, a material science company, where his last position was Director of Operations. Prior to joining Raychem, Mr. Stang co-founded Monitor Company Europe Limited, an international strategic consulting firm, and worked for McKinsey & Company as a management consultant. Mr. Stang holds a B.A. in economics from Stanford University and an M.B.A. from the Harvard Business School.

Composition of Board of Directors

Our certificate of incorporation and bylaws provide that our board of directors will consist of nine directors divided into three classes, Class I, Class II and Class III, which serve staggered three-year terms. However, our board of directors currently consists of only eight directors. With the exception of Mr. Reimer, the Class III directors, currently Messrs. Estakhri, Hinckley and Reimer, will stand for reelection at the 2003 annual meeting of stockholders, as described in this proxy statement. Upon completion of the annual meeting, we will reduce the size of our board so that it will consist of seven directors in order to eliminate any vacancies. The Class I directors, Mr. Rollwagen and Ms. Tripsas, will stand for reelection at the 2004 annual meeting of stockholders. The Class II directors, Messrs. Dodds, Jacobs and Stang, will stand for reelection at the 2005 annual meeting of stockholders. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. This classification of our board could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, control of Lexar Media.

Board of Directors Meetings and Committees

During 2002, the board of directors met fourteen times, including telephone conference meetings, and acted by written consent one time. No director attended fewer than 75% of the total number of meetings of the board and the total number of meetings held by all committees of the board on which such director served during the time he served.

Standing committees of the board include an audit committee, a compensation committee and a governance and nominating committee.

Audit Committee.    The current members of the audit committee are William T. Dodds, Robert Hinckley and John A. Rollwagen. Mr. Hinckley was appointed to the audit committee in April 2003 upon the resignation of William J. Stewart from our board of directors. Messrs. Dodds, Hinckley and Rollwagen and are each independent directors as defined by the rules of The Nasdaq Stock Market. The audit committee was established in January 2000 and met seven times during 2002. The audit committee has responsibility for, among other things, evaluating the performance of the independent accountants; determining the engagement of the independent accountants; determining whether to retain or terminate the existing independent accountants or to appoint and engage new independent accountants; reviewing and approving the retention of the independent accountants to perform any proposed permissible non-audit services; reviewing the financial statements to be included in our Annual Report on Form 10-K; and discussing with management and the independent accountants the results of the annual audit and the results of the accountants’ reviews of our quarterly financial statements.

Compensation Committee.    The current members of the compensation committee are William T. Dodds, Robert Hinckley and Brian D. Jacobs. In April 2003, Messrs. Hinckley and Dodds were appointed to the compensation committee. William J. Stewart had served as a member of the compensation committee until he resigned from our board of directors in April 2003. Messrs. Dodds, Hinckley and Jacobs are each independent directors as defined by the rules of The Nasdaq Stock Market, non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The compensation committee was established in January 2000 and met nine times during 2002 and acted by written consent six times. The compensation committee reviews salaries and incentive compensation for our officers and employees. The compensation committee also administers the issuance of stock options and other awards under our 2000 Equity Incentive Plan and our 2000 Employee Stock Purchase Plan.

Governance and Nominating Committee.    The current members of the governance and nominating committee are Brian D. Jacobs, John A. Rollwagen and Mary Tripsas. Messrs. Jacobs and Rollwagen and Ms. Tripsas are each independent directors as defined by the rules of The Nasdaq Stock Market. The nominating and corporate governance committee was established in February 2003, and, as a result, there were no meetings of this committee held during 2002. The governance and nominating committee identifies, evaluates and nominates candidates for appointment or election as members of our board, makes recommendations regarding the structure and composition of our board and advises and makes recommendations to our board on matters concerning corporate governance. The governance and nominating committee will consider nominees recommended by stockholders. To be considered by the governance and nominating committee, nominations must be received on or before the deadline for receipt of stockholder proposals and nominations set forth in the section entitled “Stockholder Proposals.”

Director Compensation

Our directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable and necessary expenses in attending board and committee meetings. Mr. Reimer received the compensation set forth under the caption “Executive Compensation—Employment Contracts and Change in Control Arrangements” during his tenure as Chairman. Each member of the board who is not our employee, or an employee of a parent, subsidiary or affiliate of ours, is eligible to receive automatic and nondiscretionary grants under our 2000 Equity Incentive Plan. Each non-employee director who becomes a member of our board of directors will be granted an option to purchase 50,000 shares of our common stock as of the date the director becomes a member of the board. Immediately after each annual meeting of our stockholders, each non-employee director will automatically be granted an additional option to purchase 25,000 shares of our common stock if the director has served continuously as a member of our board since the date of the director’s initial grant and for a period of at least one year before the annual meeting. The board may also make discretionary supplemental grants to a non-employee director who has served for less than one year from the date of such director’s initial grant; provided that no such director may receive options to purchase more than 75,000 shares of our common stock in any calendar year pursuant to the above described provisions of our 2000 Equity Incentive Plan. Each option granted to a director under our 2000 Equity Incentive Plan has a ten-year term and will terminate three months after the date the director ceases to be a director or consultant for any reason except death, disability or cause, twelve months if the termination is due to death or disability or immediately if the termination is for cause. The options will vest and become exercisable as to 25% of the shares on the one-year anniversary of the date of grant and as to 2.0833% of the shares each month thereafter, so long as the non-employee director remains a director or consultant. In the event of our liquidation or dissolution or a change in control transaction, the options granted to each non-employee director under this plan will become fully vested and exercisable.

In May 2002, upon completion of our 2002 annual meeting of stockholders, we granted each of Messrs. Dodds, Jacobs, Reimer and Rollwagen a nonqualified stock option to purchase 25,000 shares of our common stock at a price of $3.00 per share, which grant was automatically made pursuant to the terms of our 2000 Equity Incentive Plan.

In April 2003, upon joining our board of directors, we granted each of Mr. Hinckley and Ms. Tripsas a nonqualified stock option to purchase 50,000 shares of our common stock at a price of $4.64 per share, which grant was automatically made pursuant to the terms of our 2000 Equity Incentive Plan.

The board recommends a vote for the election of each nominated director.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The audit committee of the board of directors has selected PricewaterhouseCoopers LLP as the independent accountants to perform the audit of our financial statements for our fiscal year ending December 31, 2003, and our stockholders are being asked to ratify the audit committee’s selection. PricewaterhouseCoopers LLP or its predecessor has audited our financial statements since our fiscal year ended December 31, 1997. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

We estimate that the fees billed to us by PricewaterhouseCoopers LLP for our fiscal year 2002 audit were approximately $202,000, of which $156,000 had been billed through December 31, 2002.

Financial information system design and implementation fees

We did not engage PricewaterhouseCoopers LLP during fiscal year 2002 for any financial information system design and implementation services.

All Other Fees

We estimate that all other fees billed to us by PricewaterhouseCoopers LLP for fiscal year 2002 were approximately $186,000, all of which were billed through December 31, 2002. Other fees were comprised of $53,000 for income tax consulting and compliance services and $133,000 for audit related work.

The board recommends a vote for ratification of the selection of PricewaterhouseCoopers LLP.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the audit committee with respect to Lexar Media’s audited financial statements for its fiscal year ended December 31, 2002. The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any filings.

Each of the members of the audit committee are “independent” as defined by the rules of The Nasdaq Stock Market. The committee operates under a charter, which was approved by the board of directors in October 2000 and most recently amended in March 2003. A copy of the current charter is set forth in the Appendix to this proxy statement.

The audit committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The audit committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Furthermore, the committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee also discussed with the independent accountant’s that firm’s independence and whether the provision of non-audit services by the independent accountants is compatible with maintaining independence. Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to in its charter, the audit committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Robert Hinckley, who was appointed to the audit committee in April 2003, did not take part in the foregoing actions by the committee.

AUDIT COMMITTEE

William T. Dodds

Robert Hinckley

John A. Rollwagen

PRINCIPAL STOCKHOLDERS

The following table presents information about the beneficial ownership of our common stock as of April 11, 2003 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each executive officer named in the Summary Compensation Table below; and

•	all directors and executive officers as a group.

The percentage of beneficial ownership for the table is based on approximately 66,844,342 shares of our common stock outstanding as of April 11, 2003. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Lexar Media, Inc., 47421 Bayside Parkway, Fremont, California 94538.

The number of shares beneficially owned by each stockholder is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has the right to acquire within 60 days after April 11, 2003 through the exercise of any option or warrant. The percentage ownership of the common stock, however, is based on the assumption, required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

	Lexar Media Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Shares
Eric B. Stang (1)	1,087,735	1.61%
Petro Estakhri (2)	3,253,024	4.79
Michael J. Perez (3)	228,499	*
Eric S. Whitaker (4)	438,012	*
Robert Hinckley	0	*
John A. Rollwagen (5)	281,629	*
John H. Reimer (6)	2,542,248	3.74
Mary Tripsas	0	*
Brian D. Jacobs (7)	35,935	*
William T. Dodds (8) Entities affiliated with Thomvest Holdings Inc.	6,548,449	9.78
Directors and executive officers as a group (10 persons) (9)	14,415,531	20.42

*	Less than 1% ownership.

(1)	Includes options to purchase 727,498 shares of our common stock that are exercisable within 60 days of April 11, 2003.

(2)	Includes 1,082,992 shares of our common stock held directly by Mr. Estakhri and 1,076,284 shares of our common stock held jointly by Mr. Estakhri and his wife. Also includes options to purchase 1,093,748 shares of our common stock that are exercisable within 60 days of April 11, 2003.

(3)	Represents options to purchase 228,499 shares of our common stock that are exercisable within 60 days of April 11, 2003.

(4)	Includes options to purchase 324,974 shares of our common stock that are exercisable within 60 days of April 11, 2003.

(5)	Includes options held by Mr. Rollwagen to purchase 64,060 shares of our common stock that are exercisable within 60 days of April 11, 2003. Also includes 87,600 shares of our common stock held by the John A. Rollwagen Revocable Trust, 75,000 shares of our common stock held in an individual retirement account for the benefit of Mr. Rollwagen, 32,796 shares of our common stock held by the Rollwagen Family Limited Partnership and 21,102 shares held by the Beverly J. Rollwagen Revocable Trust.

(6)	Includes 150,000 shares of our common stock held directly by Mr. Reimer and 1,236,000 shares of our common stock held jointly by Mr. Reimer and his wife. Also includes options to purchase 1,156,248 shares of our common stock that are exercisable within 60 days of April 11, 2003.

(7)	Represents options to purchase 35,935 shares of our common stock that are exercisable within 60 days of April 11, 2003.

(8)	Includes options held by Mr. Dodds to purchase 64,060 shares of our common stock that are exercisable within 60 days of April 11, 2003. Also includes 27,644 shares of our common stock owned by Thomvest Holdings Inc., of which Mr. Dodds is a Vice President; 6,408,974 shares of our common stock owned by Thomvest International Ltd.; and 4,035 shares of our common stock and a warrant to purchase 43,736 shares of our common stock, which is immediately exercisable, owned by Thomvest Ventures Inc. Mr. Dodds disclaims any beneficial interest in these shares except to the extent of any individual interest in such shares. The address of Thomvest Holdings Inc. is 3000 Sand Hill Road, Building 1, Suite 155, Menlo Park, California 94025. The address of Thomvest International Ltd. is King’s Court, Unit T1, 3rd Floor, Bay Street, P.O. Box N-10507, Nassau, New Providence, Bahamas. The address of Thomvest Ventures Inc. is 65 Queen Street West, Suite 2400, Toronto, Ontario, Canada M5H 2M8.

(9)	Includes a warrant to purchase an aggregate of 43,736 shares of our common stock, which is immediately exercisable, and options to purchase an aggregate of 3,703,142 shares of our common stock, each of which is exercisable within 60 days of April 11, 2003.

EXECUTIVE COMPENSATION

Summary Compensation

The following table presents information about the compensation awarded to, earned by or paid to (1) our Chief Executive Officer and (2) our three other executive officers as of December 31, 2002 whose salary and bonus for fiscal 2002 was more than $100,000. We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation(1)	Restricted Stock Award(s)(2)	Securities Underlying Options
Eric B. Stang President, Chief Executive Officer and Chairman of the Board of Directors	2002 2001 2000	$269,929 245,589 208,654	(3)	$190,000 120,000 175,000		$5,392 4,801 4,173	— — —	850,000 1,010,000 100,000

Petro Estakhri Chief Technology Officer and Executive Vice President, Engineering	2002 2001 2000	289,677 275,696 220,769		190,000 120,000 320,000		5,794 5,416 4,415	— — 400,000	850,000 1,350,000 400,000

Michael J. Perez Vice President, Finance and Chief Financial Officer	2002 2001 2000	210,000 100,962 —	(4)	20,000 20,000 —		4,200 2,019 —	— — —	100,000 500,000 —

Eric S. Whitaker Vice President, Technology Licensing, General Counsel and Secretary	2002 2001 2000	218,206 200,123 135,161		90,000 90,000 186,000	(5)	4,289 3,877 —	— — —	500,000 525,000 195,000

(1)	These amounts consist of supplemental payments made by us to the named individuals.

(2)	Mr. Estakhri purchased 400,000 shares of our restricted common stock in January 2000 at a price of $2.00 per share, which represented our board of directors’ determination of the fair market value of our common stock as of such date. As of December 31, 2002, the value of this restricted stock award was $2,508,000 based on the closing price of our common stock on the Nasdaq National Market on such date.

(3)	Includes $137,679 paid to Mr. Stang as our Chief Operating Officer and $107,910 paid to Mr. Stang as our Chief Executive Officer.

(4)	Mr. Perez joined us on July 1, 2001.

(5)	Includes $20,000 in discretionary incentive compensation paid to Mr. Whitaker.

Option Grants in Fiscal 2002

The following table sets forth grants of stock options made during 2002 to the executive officers named in the Summary Compensation Table. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective terms based on assumed annual rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. The 5% and 10% assumed annual rates of stock price appreciation do not reflect our estimate or projections of future stock price growth. Actual gains, if any, on option exercises depend on the future performance of our common stock and overall market conditions. The potential realizable values shown in this table may never be achieved.

Specifically, potential realizable values are calculated by:

•	Multiplying the number of shares of common stock subject to a given option by the exercise price per share of our common stock on the date of grant;

•	Assuming that the aggregate option exercise price derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and

•	Subtracting from that result the aggregate option exercise price.

Option Grants in Fiscal 2002

	Individual Grants
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2002(2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Eric B. Stang	850,000	16.43%	$2.69	8/11/12	$1,437,968	$3,644,092
Petro Estakhri	850,000	16.43	2.69	8/11/12	1,437,968	3,644,092
Michael J. Perez	100,000	1.93	2.69	8/11/12	169,173	428,717
Eric S. Whitaker	100,000 400,000	1.93 7.73	2.62 2.69	3/25/12 8/11/12	164,770 676,691	417,561 1,714,867

(1)	The options shown in the table were granted at fair market value, are incentive stock options (to the extent permitted under the Internal Revenue Code) and will expire ten years from the date of grant. The shares vest and become exercisable as to twelve and one-half percent (12.5%) of the shares on the six-month anniversary of the date of grant and an additional 1/48th of the total number of shares vest and become exercisable each month thereafter so long as the executive officer remains employed by us. Options are subject to earlier termination upon termination of the option holder’s employment.

(2)	The percentage of total options granted to employees in 2002 is based on options to purchase an aggregate of 5,173,550 shares of our common stock granted to employees during 2002.

Option Exercises

The following table sets forth for each of the executive officers named in the Summary Compensation Table (1) the number of shares acquired and the “value” realized upon the exercise of stock options during 2002, (2) the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002 and (3) the value of “in-the-money” stock options.

Aggregate Option Exercises in Fiscal 2002 and Fiscal Year-End Values

	Shares Acquired On Exercise	Value Realized(1)(3)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Eric B. Stang	—	$—	458,541	1,501,459	$2,235,088	$6,515,312
Petro Estakhri	—	—	736,458	1,863,542	3,001,875	7,589,125
Michael J. Perez	18,000	105,605	154,917	427,083	766,118	1,993,582
Eric S. Whitaker	141,000	658,028	212,852	866,148	391,450	3,572,550

(1)	Represents the positive difference between the fair market value of the shares subject to the option on the date of exercise and the price paid by the executive officer to exercise the stock option.

(2)	Represents the positive difference between the exercise price of the outstanding stock option and the fair market value of the shares subject to the option as of December 31, 2002.

(3)	The fair market value is based on $6.27 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2002.

Equity Compensation Plans

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	16,655,041	$2.416	2,748,817	(2)(3)
Equity compensation plans not approved by security holders	—	—	—

(1)	Includes shares subject to outstanding options issued under the 2000 Equity Incentive Plan and the 1996 Stock Option/Stock Issuance Plan.

(2)	Includes 1,466,018 shares reserved for issuance under the 2000 Employee Stock Purchase Plan.

(3)	All of these securities are available for grant as restricted stock or stock bonuses. To date, we have not granted restricted stock or stock bonuses under these plans.

Employment Contracts and Change in Control Arrangements

All of our employees are at-will employees, which means that either we or our employees may terminate the employment relationship at any time for any reason.

Eric B. Stang.    We entered into an employment offer letter on November 8, 1999 with Eric B. Stang, our President and Chief Executive Officer and former Chief Operating Officer. This letter established Mr. Stang’s initial annual base salary at $200,000 and his eligibility for a bonus based upon his achievement of specified performance goals. The offer letter also provided for Mr. Stang’s election to the board of directors.

Following Mr. Stang’s appointment as our President and Chief Executive Officer on July 19, 2001, we entered into a retention agreement with Mr. Stang on October 22, 2001 that was effective as of September 1, 2001. Pursuant to the terms of this retention agreement, if we terminate Mr. Stang’s employment without cause or if he voluntarily resigns following a constructive termination event in the absence of a change in control, we must continue to pay his base salary and medical and life insurance benefits for twelve months. In addition, we must pay him his annual target bonus, pro-rated up to the date of termination, provided that he would have earned such bonus absent his termination. Additionally, all stock options or restricted stock granted to or purchased by him on or before September 1, 2001 will vest immediately, followed by a twelve-month period during which the options may be exercised. With respect to any stock options granted after September 2, 2001, Mr. Stang will be granted an additional 24 months of vesting, followed by a twelve-month period during which the options may be exercised. Finally, Mr. Stang will have eighteen months within which to repay any outstanding notes that he executed with Lexar Media.

The retention agreement also provides that, in the event of a change in control of Lexar Media, Mr. Stang will receive a cash bonus of $260,000. In addition, 25% of all unvested stock options and restricted stock granted to or purchased by Mr. Stang prior to the change in control will vest immediately and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. The remaining 75% of such unvested stock options and restricted stock shall vest nine months after the change in control and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. In addition, if, within eighteen months of a change in control of Lexar Media, Mr. Stang is terminated without cause or voluntarily resigns following a constructive termination event, he will receive his base salary and medical and life insurance benefits for fifteen months. In addition, he will receive his annual target bonus, pro-rated up to the date of termination, regardless of whether he would have earned any such bonus prior to his termination. Additionally, all stock options or restricted stock granted to or purchased by him after the change in control will vest immediately, followed by a six-month period during which the options may be exercised. Mr. Stang will also have eighteen months within which to repay any outstanding notes that he executed with Lexar Media. Finally, in the event that any portion of the amounts payable to Mr. Stang is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay him the amount, not to exceed $150,000, necessary to place him in the same after-tax position as he would have been in had no excise tax been imposed.

Petro Estakhri.    We executed an employment agreement on September 19, 1996 with Petro Estakhri, our Chief Technology Officer and Executive Vice President, Engineering. This agreement established Mr. Estakhri’s initial annual base salary at $125,000.

On November 9, 2001, we entered into a retention agreement with Mr. Estakhri that was effective as of September 1, 2001. Pursuant to the terms of this retention agreement, if we terminate Mr. Estakhri’s employment without cause or if he voluntarily resigns following a constructive termination event in the absence of a change in control, we must continue to pay his base salary and medical and life insurance benefits for twelve months. In addition, we must pay him his annual target bonus, pro-rated up to the date of termination, provided that he would have earned such bonus absent his termination. Additionally, all stock options granted to him on or before September 1, 2001 will vest immediately, followed by a twelve-month period during which the options may be exercised. With respect to any stock options granted after September 2, 2001, Mr. Estakhri will be granted an additional eighteen months of vesting, followed by a twelve-month period during which the options may be exercised. With respect to the restricted stock purchased by him on January 17, 2000, Mr. Estakhri will be granted an additional eighteen months of vesting in accordance with the terms of the underlying restricted stock purchase agreement. Finally, Mr. Estakhri will have eighteen months within which to repay any outstanding notes that he executed with Lexar Media.

The retention agreement also provides that, in the event of a change in control of Lexar Media, Mr. Estakhri will receive a cash bonus of $325,000. In addition, 25% of all unvested stock options and restricted stock granted to or purchased by Mr. Estakhri prior to the change in control will vest immediately and shall remain exercisable

(1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. The remaining 75% of such unvested stock options and restricted stock shall vest nine months after the change in control and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. In addition, if, within eighteen months of a change in control of Lexar Media, Mr. Estakhri is terminated without cause or voluntarily resigns following a constructive termination event, he will receive his base salary for fifteen months and medical and life insurance benefits for twelve months. In addition, he will receive his annual target bonus, pro-rated up to the date of termination, regardless of whether he would have earned any such bonus prior to his termination. Additionally, all stock options granted to or purchased by him before or after the change in control and all restricted stock purchased by him after the change in control will vest immediately, followed by a six-month period during which the options may be exercised. With respect to the restricted stock purchased by him on January 17, 2000, Mr. Estakhri will be granted full vesting in accordance with the terms of the underlying restricted stock purchase agreement. In the event, however, that this accelerated vesting is not triggered by the terms of the restricted stock purchase agreement and any shares remain unvested, we have agreed to exercise our repurchase right with respect to all such remaining unvested shares. Mr. Estakhri will also have eighteen months within which to repay any outstanding notes that he executed with Lexar Media. Finally, in the event that any portion of the amounts payable to Mr. Estakhri is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay him the amount, not to exceed $150,000, necessary to place him in the same after-tax position as he would have been in had no excise tax been imposed.

Michael J. Perez.    We entered into an employment offer letter on June 25, 2001 with Michael J. Perez for him to serve as our Vice President, Finance and Chief Financial Officer. This employment offer letter established Mr. Perez’s initial annual base salary at $210,000 and his eligibility for a bonus based upon his achievement of specified performance goals.

On November 28, 2001, we entered into a retention agreement with Mr. Perez that was effective as of September 1, 2001. Pursuant to the terms of this retention agreement, if we terminate Mr. Perez’ employment without cause or if he voluntarily resigns following a constructive termination event in the absence of a change in control, we must continue to pay his base salary and medical and life insurance benefits for six months. In addition, we must pay him his annual target bonus, pro-rated up to the date of termination, provided that he would have earned such bonus absent his termination. Additionally, with respect to all stock options or restricted stock granted to or purchased by Mr. Perez as of the date of his termination, he will be granted an additional twelve months of vesting, followed by a twelve-month period during which the options may be exercised.

The retention agreement also provides that, in the event of a change in control of Lexar Media, 25% of all unvested stock options and restricted stock granted to or purchased by Mr. Perez prior to the change in control will vest immediately and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. The remaining 75% of such unvested stock options and restricted stock shall vest nine months after the change in control and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. In addition, if, within eighteen months of a change in control of Lexar Media, Mr. Perez is terminated without cause or voluntarily resigns following a constructive termination event, he will receive his base salary and medical and life insurance benefits for twelve months. In addition, he will receive his annual target bonus, pro-rated up to the date of termination, regardless of whether he would have earned any such bonus prior to his termination. Additionally, all stock options or restricted stock granted to or purchased by him after the change in control will vest immediately, followed by a six-month period during which the options may be exercised. Finally, in the event that any portion of the amounts payable to Mr. Perez is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay him the amount, not to exceed $150,000, necessary to place him in the same after-tax position as he would have been in had no excise tax been imposed.

Eric S. Whitaker.    We entered into an employment offer letter on December 17, 1999 with Eric S. Whitaker for him to serve as our Assistant General Counsel and Director of Legal Affairs. Mr. Whitaker has

served as our General Counsel and Secretary since April 2000 and our Vice President, Technology Licensing since November 2000. This offer letter established Mr. Whitaker’s initial annual base salary at $125,000 and his eligibility for a bonus based upon his achievement of specified performance goals.

On October 22, 2001, we entered into a retention agreement with Mr. Whitaker that was effective as of September 1, 2001. Pursuant to the terms of this retention agreement, if we terminate Mr. Whitaker’s employment without cause or if he voluntarily resigns following a constructive termination event in the absence of a change in control, we must continue to pay his base salary and medical and life insurance benefits for six months. In addition, we must pay him his annual target bonus, pro-rated up to the date of termination, provided that he would have earned such bonus absent his termination. Additionally, with respect to all stock options or restricted stock granted to or purchased by Mr. Whitaker as of the date of his termination, he will be granted an additional twelve months of vesting, followed by a twelve-month period during which the options may be exercised. In the event that any shares that were purchased by Mr. Whitaker on December 27, 1999 remain unvested, we have agreed to exercise our repurchase right with respect to all such remaining unvested shares. Finally, Mr. Whitaker will have eighteen months within which to repay any outstanding notes that he executed with Lexar Media.

The retention agreement also provides that, in the event of a change in control of Lexar Media, Mr. Whitaker will receive a cash bonus of $125,000. In addition, 25% of all unvested stock options and restricted stock granted to or purchased by Mr. Whitaker prior to the change in control will vest immediately and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. The remaining 75% of such unvested stock options and restricted stock shall vest nine months after the change in control and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. In addition, if, within eighteen months of a change in control of Lexar Media, Mr. Whitaker is terminated without cause or voluntarily resigns following a constructive termination event, he will receive his base salary and medical and life insurance benefits for twelve months. In addition, he will receive his annual target bonus, pro-rated up to the date of termination, regardless of whether he would have earned any such bonus prior to his termination. Additionally, all stock options or restricted stock granted to or purchased by him as of the date of his termination will vest immediately, followed by a six-month period during which the options may be exercised. Mr. Whitaker will also have eighteen months within which to repay any outstanding notes that he executed with Lexar Media. Finally, in the event that any portion of the amounts payable to Mr. Whitaker is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay him the amount, not to exceed $150,000, necessary to place him in the same after-tax position as he would have been in had no excise tax been imposed.

John H. Reimer.    In connection with the resignation of John H. Reimer as our former President and Chief Executive Officer, we entered into an agreement with Mr. Reimer dated September 28, 2001 for him to remain as Chairman of our board of directors for compensation of $100,000 per year, payable in monthly installments, and for medical and other insurance benefits to which he was entitled as our former Chief Executive Officer. If Mr. Reimer’s service as Chairman were to terminate for any reason other than if we terminated his service for cause or if he voluntarily resigned, he would continue to receive his base salary and medical and other insurance benefits for twelve months. The agreement further provided that, in the event his service as Chairman were to terminate within twelve months following a change in control transaction or our reincorporation in another jurisdiction for any reason, other than if we terminated his service for cause or if he voluntarily resigned, Mr. Reimer would receive (1) a lump sum amount equal to $260,000 and (2) $100,000 payable in twelve equal monthly installments for a period of twelve months commencing on the effective date of the termination of his service as Chairman. On April 25, 2002, we confirmed to Mr. Reimer that his salary as Chairman of our board of directors would be discontinued on April 30, 2003 with no further obligations, however, his service as Chairman would not be terminated, and in April 2003 we would consider whether compensation was appropriate for his continued role as Chairman.

Option Plans.    In addition to the employment arrangements described above, our 1996 Stock Option/Stock Issuance Plan and our 2000 Equity Incentive Plan also provide for accelerated vesting upon a change in control of Lexar Media. Under the 1996 Stock Option/Stock Issuance Plan, upon a change in control, all unvested stock options and restricted stock granted pursuant to such plan and not assumed in connection with the change in control automatically vest in full. Under the 2000 Equity Incentive Plan, upon a change in control, 25% of all unvested stock options and restricted stock granted pursuant to such plan automatically vest in full.

Officer Loans

We have made loans to each of the executive officers named in the Summary Compensation Table, other than Mr. Perez, as set forth below. Each of these notes, except for the note made by Mr. Estakhri on April 3, 1998, were delivered in connection with the exercise of options by these executive officers. Except as set forth below, each of these notes is secured by the shares that the executive officer purchased with the note and are full recourse notes. We made each of these loans prior to the enactment of the Sarbanes-Oxley Act of 2002, and each fully complies with the provisions of Section 402 of the Sarbanes-Oxley Act.

	Date	Due Date	Number of Shares Purchased	Principal Amount of Loan		Interest Rate	Amount of Loan Outstanding
Name							Largest Amount in 2002	As of April 11, 2003
Eric B. Stang(1)	11/30/99	11/30/03	800,000	$400,000		6.08%	$458,703	$0

Petro Estakhri(2)	4/3/98 6/5/98 12/2/99 1/17/00	4/3/02 7/15/02 12/2/03 1/17/04	N/A 1,076,284 602,324 400,000	40,000 86,103 96,372 800,000	(3) (4)	5.70 6.23 6.20 6.21	49,289 107,030 110,761 913,376	0 0 0 480,303

Eric S. Whitaker	12/27/99	12/27/03	85,000	170,000		6.20	201,764	204,681

(1)	On April 29, 2002, Mr. Stang satisfied his obligations under this loan by tendering 147,493 shares of our common stock valued at $458,703.23, based upon the $3.11 closing price of our common stock on The Nasdaq National Market on April 29, 2002.

(2)	On April 29, 2002, Mr. Estakhri satisfied his obligations under each of these loans, other than the loan subject to the non-recourse note described in footnote (4) below, by tendering 232,724 shares of our common stock, valued at $723,771.64, based on the $3.11 closing price of our common stock on The Nasdaq National Market on April 29, 2002.

(3)	This loan was secured by 50,000 shares of our common stock.

(4)	In connection with this loan, Mr. Estakhri executed both a full recourse note and a non-recourse note, each in the aggregate principal amount of $400,000. The non-recourse note is secured only by Mr. Estakhri’s interest in the shares purchased with the note.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee currently consists of William T. Dodds, Robert Hinckley and Brian D. Jacobs. Each is a non-employee director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Neither has at any time since our formation (1) been one of our officers or employees nor (2) had any other interlocking relationships as defined by the Securities and Exchange Commission. None of our executive officers currently serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee.

REPORT ON EXECUTIVE COMPENSATION

This report on executive compensation is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

The compensation committee of the board makes decisions regarding executive compensation and stock option grants to executive officers and other employees. Although Mr. Stang and Mr. Estakhri attend some of the meetings of the compensation committee, they do not participate in deliberations that relate to their own compensation.

General Compensation Policy

The compensation committee acts on behalf of the board to establish our general compensation policy for all of our employees. The committee typically reviews and establishes base salary levels and target bonuses for our Chief Executive Officer and our other executive officers and key employees. The compensation committee makes grants of stock options to executive officers, including our Chief Executive Officer and other employees. The committee also administers our incentive and equity plans, including the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan.

The committee’s compensation philosophy for executive officers, including our Chief Executive Officer, is to relate compensation directly to corporate performance, while providing a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and employees. Our compensation policy, which applies to executive officers and our other employees, relates a portion of each individual’s total compensation to our revenue and profit objectives, as well as to individual objectives set at the beginning of the year. Consistent with this policy, a designated portion of the compensation of our executive officers is contingent on corporate performance and, in the case of certain executive officers, is also based on the individual officer’s performance, as determined by the committee in its discretion. Each executive officer’s compensation package may, in one or more years, be comprised of the following three elements:

•	base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to Lexar Media and with which Lexar Media competes for executive personnel, although these companies are not necessarily the same companies that are included in our stock price performance graph in this proxy statement;

•	annual variable performance awards, such as cash bonuses tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

•	long-term equity incentives to strengthen the mutuality of interests between Lexar Media’s executive officers and its stockholders.

The committee determines base salaries, incentive compensation and stock option grants of the executive officers based in part on its review of independent surveys of prevailing compensation practices among high-technology companies with which Lexar Media competes for executive personnel. To this end, the committee attempts to compare the compensation of our executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation.

The committee reviews this competitive market information with our Chief Executive Officer for each executive level position and within the committee as to the Chief Executive Officer. In addition, the committee reviews each executive officer’s performance for the last year and objectives for the next year, together with the executive officer’s responsibility level and our fiscal performance compared to objectives for the last year and our performance targets for the next year. The relative weight given to these factors varies with each individual at the discretion of the committee.

2002 Executive Compensation

Base Compensation.    Salaries for executive officers for fiscal 2002 were generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Incentive Compensation.    Our executive officers are eligible for cash bonuses for their performance in fiscal 2002 to the extent that we have met revenue and profit objectives and that such executive officers have achieved individual objectives, significant financing and engineering milestones and important operating goals. The Chief Executive Officer’s subjective judgment of executives’ performance (other than his own) is taken into account in determining whether those individual objectives have been satisfied. Performance is measured at the end of the year. Mr. Stang, in his capacity as our Chief Executive Officer, may also pay incentive compensation to our employees in an aggregate amount of up to $30,000 per quarter for exceptional situations, so long as Mr. Stang informs the compensation committee of his actions.

Stock Options.    Stock options are an essential element of our executive compensation package. The committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of the equity-based compensation depends entirely on appreciation of our common stock. Stock options have value for the executive only if the price of our common stock increases above the fair market value on the grant date and the executive remains in our employ for the period required for the options to vest. The stock options generally vest and become exercisable over a four-year period (with options granted to existing employees beginning to vest on the six-month, rather than the twelve-month, anniversary of the date of grant) and are granted at a price that is equal to the fair market value of our common stock on the date of grant. Substantially all of our full-time employees are granted stock options.

In 2002, we granted stock options to executive officers as a result of their success in meeting certain financial objectives, to aid in the retention of such executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins us, in connection with a significant change in responsibilities, annually, to keep our executive officers’ interests aligned with our stockholders and, occasionally, to achieve equity within a peer group. The committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the committee and is based on anticipated future contribution and ability to impact corporate results, past performance, consistency within the executive’s peer group and the number of unvested options or shares held by the executive. In the discretion of the committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with us and to strive to increase the value of our common stock. The stock options generally vest and become exercisable over a four-year period (with options granted to existing employees beginning to vest on the six-month, rather than the twelve-month, anniversary of the date of grant) and are granted at a price that is equal to the fair market value of our common stock on the date of grant.

For 2003, the compensation committee will be considering whether to grant future options to executive officers based on the factors described above, with particular attention to company-wide management objectives and the executive officers’ success in meeting specific individual financial and operational objectives established or to be established for 2003, to our revenue and profit expectations and to the number of unvested options or shares held by the executive officers. The compensation committee specifically intends to consider whether to grant options to our existing employees, including our executive officers, in the middle of 2003 and in the middle of each calendar year thereafter.

Chief Executive Officer Compensation

The compensation committee has reviewed, and intends to continue to review annually, the performance and compensation of our Chief Executive Officer according to the criteria and procedures described above. As of December 31, 2002, Mr. Stang’s base salary was $275,000. In addition, Mr. Stang received a bonus of $190,000 for his performance in 2002 that was based upon his success in meeting the financial and operational objectives that were established for him as our Chief Executive Officer in 2002. Furthermore, in August 2002, the compensation committee reviewed Mr. Stang’s performance as well as his equity compensation package. Based on such review, Mr. Stang was granted an option to purchase 850,000 shares of our common stock on August 12, 2002 in light of his success in achieving certain financial objectives. Additionally, as discussed more fully in “Executive Compensation—Employment Contracts and Change in Control Arrangements,” we are a party to a retention agreement with Mr. Stang.

Compliance with Section 162(m) of the Internal Revenue Code

Having considered the requirements of Section 162(m), the committee believes that grants made under the 2000 Equity Incentive Plan meet the requirements for performance-based grants as defined in Section 162(m). We intend to comply with the requirements of Section 162(m) of the Internal Revenue Code for 2003. We do not expect cash compensation for 2003 to any of our executive officers to be more than $1,000,000 or consequently affected by the requirements of Section 162(m).

Messrs. Dodds and Hinckley, who were appointed to the compensation committee in April 2003, did not take part in the foregoing actions by the committee.

COMPENSATION COMMITTEE

William T. Dodds

Robert Hinckley

Brian D. Jacobs

COMPANY STOCK PRICE PERFORMANCE

The stock price performance graph below is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and a peer group consisting of M-Systems Flash Disk Pioneers Ltd., SanDisk Corporation and SmartDisk Corporation. The graph assumes that $100 was invested in our common stock, the Nasdaq Stock Market (U.S.) Index and the peer group described above, weighted according to each company in the peer group’s stock market capitalization at the beginning of the period, on August 15, 2000, the date of our initial public offering, and calculates the annual return through December 31, 2002. The stock price performance shown in the graph below is based on historical data and does not necessarily indicate future stock price performance.

COMPARISON OF 28 MONTH CUMULATIVE TOTAL RETURN*

AMONG LEXAR MEDIA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND A PEER GROUP

RELATED PARTY TRANSACTIONS

Other than the compensation arrangements, including retention and separation agreements and the repayment of officer loans, described in “Director Compensation” and “Executive Compensation,” since January 1, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2004 Annual Meeting of Stockholders must be received at our principal executive offices no later than January 7, 2004 in order to be included in our proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before our 2004 Annual Meeting of Stockholders (but not include it in our proxy materials) must provide written notice of the proposal to the Secretary of Lexar Media at our principal executive offices by April 6, 2004. In addition, stockholders must comply with the procedural requirements in our bylaws. Under our bylaws, notice must be delivered to the Secretary of Lexar Media at our principal executive offices no less than 60 days and no more than 90 days before the first anniversary of the 2003 annual meeting. If the annual meeting in 2004 is more than 30 days before or more than 60 days after the first anniversary of the 2003 annual meeting, then stockholders must give us notice of any proposal no more than 90 days and no less than 60 days before the meeting or no more than 10 days after we publicly announce the date of the meeting. The stockholder’s notice must specify, as to each proposed matter: (a) a description of the business and reason for conducting the business at the meeting; (b) the name and address as they appear on our books of the stockholder proposing the business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the class and number of shares of our common stock owned by the stockholder or beneficial holder or other party on whose behalf the proposal is made; and (d) any material interest in the business of the stockholder or beneficial holder or other party on whose behalf the proposal is made. Stockholders can obtain a copy of our bylaws from us. The bylaws are also on file with the Securities and Exchange Commission. The proxy holders will vote all proxies received for the annual meeting in 2004 according to their judgment on all stockholder proposals that we receive after April 6, 2004.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16 of the Securities Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Securities and Exchange Commission regulations also require these persons to furnish us with a copy of all Section 16(a) forms they file. Based solely on our review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2002, with the exception of Messrs. Estakhri, Stang and Whitaker who each filed one late Form 4 for one stock disposition made in October 2002 and one late Form 4 for one stock disposition made in December 2002, Mr. Perez who filed one late Form 4 for one stock disposition made in November 2002 and one late Form 4 for one stock disposition made in December 2002 and Mr. Reimer who filed one late Form 4 for one stock disposition made in May 2002.

OTHER BUSINESS

The board does not intend to bring any other business before the meeting, and, so far as is known to the board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the proxy holders. A matter is considered properly brought before the 2003 annual meeting if we receive notice of the matter in the manner provided in our bylaws. Under our bylaws, notice must have been delivered to the Secretary of Lexar Media at our principal executive offices no later than March 31, 2003.

Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

Appendix

LEXAR MEDIA, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

MISSION STATEMENT

The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process, and the company’s process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the internal and external auditors. The committee has the authority to retain outside counsel, accounting experts and other advisors as it determines necessary to carry out its duties. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company’s business, operations, and risks.

ORGANIZATION

The audit committee consists of Messrs. Bill Dodds, John Rollwagen and at least one other member who the full Board of Directors may appoint from time to time.

ROLES AND RESPONSIBILITIES

Internal Control

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities

•	Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown

•	Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management

•	Ensure that the external auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters

Financial Reporting

General

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements

•	Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks

Annual Financial Statements

•	Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members; assess whether the financial statements reflect appropriate accounting principles

1

•	Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures

•	Focus on judgmental areas such as those involving valuation of assets and liabilities and other commitments and contingencies

•	Meet with management and the external auditors to review the financial statements and the results of the audit

•	Consider management’s handling of proposed audit adjustments identified by the external auditors

•	Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members’ knowledge about the company and its operations

•	Ensure that the external auditors communicate certain required matters to the committee

Interim Financial Statements

•	Be briefed on how management develops and summarizes quarterly financial information

•	Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review (this may be done by the committee chairperson or the entire committee)

•	To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the internal and external auditors on whether:

♦	Actual financial results for the quarter or interim period varied significantly from budgeted or projected results

♦	Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company’s operations and financing practices

♦	Generally accepted accounting principles have been consistently applied

♦	There are any actual or proposed changes in accounting or financial reporting practices

♦	There are any significant or unusual events or transactions

♦	The company’s financial and operating controls are functioning effectively

♦	The company has complied with the terms of loan agreements or security indentures

♦	The interim financial statements contain adequate and appropriate disclosures

•	Ensure that the external auditors communicate certain required matters to the committee

Compliance with Blue Ribbon Recommendations

•	Ensure all audit committee members are independent within the guidelines given.

•	Have the audit committee consist of at least three members.

•	Ensure each member is financially literate.

•	Have at least one member with accounting or related financial management expertise who is considered a financial expert, as such term is defined by the rules of the Securities and Exchange Commission.

•	Have this charter approved by the full Board and reviewed and reassessed on an annual basis.

•	Include a copy of this charter as an Appendix to the company’s proxy statement at least once every three years and ensure disclosure will be given in the proxy statement each year as to whether the audit committee members are independent and by which definition.

2

•	Understand that the audit committee has direct responsibility for appointing, compensating, overseeing the work of, and replacing the external auditors.

•	Take appropriate action in response to the external auditors’ report to ensure the independence of the external auditors and discuss with the external auditors any disclosed relationships or services which may impact the external auditors independence and objectivity.

•	Discuss with the external auditors their judgments about the quality of the company’s accounting principles as applied in its financial reporting.

•	Prepare a letter to the company’s stockholders for inclusion in the company’s annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

•	Discuss with the external auditors the results of the Statement of Auditing Standards No. 71 review prior to the filing of the Form 10-Q each quarter and preferably prior to any public announcement of financial results.

Compliance with Laws and Regulations

•	Review the effectiveness of the system for monitoring compliance with laws and regulations, and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities

•	Periodically obtain updates from management, general counsel, and tax director regarding compliance

•	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements

•	Review the findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission

Compliance with Code of Conduct

•	Ensure that a code of conduct is formalized in writing and that all employees are aware of it

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices

•	Review the program for monitoring compliance with the code of conduct

•	Periodically obtain updates from management and general counsel regarding compliance

External Audit

•	Review the external auditors’ proposed audit scope and approach

•	Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors

•	Pre-approve all audit and non-audit services to be provided by the external auditors. The audit committee may delegate the authority to grant pre-approval of audit and non-audit services to one or more members of the committee, provided that the pre-approval decision and related services are presented to the audit committee at its next regularly scheduled meeting

•	Review and confirm the independence of the external auditors by reviewing the non audit services provided and reviewing and discussing with the external auditors their annual communication of all relationships between the external auditors and the company that could be considered to bear on the independence of the external auditors, in accordance with professional standards

3

Other Responsibilities

•	Meet with the external auditors, director of internal audit and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately

•	Resolve any disagreements between management and the auditor regarding financial reporting

•	Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis

•	Review, with the company’s counsel, any legal matters that could have a significant impact on the company’s financial statements

•	Review the policies and procedures in effect for considering officers’ expenses and perquisites

•	Establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters, and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist

•	Perform other oversight functions as requested by the full board

•	Review and update the charter; receive approval of changes from the board

REPORTING RESPONSIBILITIES

•	Regularly update the board of directors about committee activities and make appropriate recommendations

4

LEXAR MEDIA, INC.

Annual Meeting of Stockholders — June 5, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eric B. Stang and Eric S. Whitaker, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.0001 par value per share, of Lexar Media, Inc. (the “Corporation”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation (the “Meeting”) to be held on Thursday, June 5, 2003, at 10:00 a.m., local time, at the Fremont Marriott, 46100 Landing Parkway, Fremont, California and at any adjournment or postponement thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees and FOR the ratification of PricewaterhouseCoopers LLP and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14A-4(c) promulgated under the Securities Exchange Act of 1934.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE RESERVE SIDE	CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example.

The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR the ratification of PricewaterhouseCoopers LLP.

1.	ELECTION OF DIRECTORS.

Nominees:	01. Petro Estakhri
02. Robert Hinckley

☐	FOR all nominees	☐	WITHHOLD from all nominees

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please sign exactly as your name appears on this Proxy. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this Proxy.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Signature:	Date:

Printed Name:	Address:

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

(Reverse Side)